UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 11, 2020 (September 4, 2020)

 THIRD POINT REINSURANCE LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-36052	98-1039994
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Point House
3 Waterloo Lane
Pembroke HM 08 Bermuda
(Address of principal executive offices and Zip Code)
Registrant’s telephone number, including area code: +1 441 542-3300
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Shares, $0.10 par value	TPRE	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
Transaction Agreement
On September 4, 2020, Third Point Reinsurance Ltd. (the “Company”) entered into a transaction agreement (the “Transaction Agreement”) by and among (i) the Company, (ii) Bain Capital Special Situations Asia, L.P., a Cayman Islands limited partnership (“Bain”), (iii) CCOF Master, L.P., a Delaware limited partnership (“Carlyle”), (iv) Centerbridge Credit Partners Master, LP, a Delaware limited partnership, and Centerbridge Special Credit Partners III, LP, a Delaware limited partnership (collectively, “Centerbridge”), and (v) GPC Partners Investments (Canis) LP, a Delaware limited partnership (“Gallatin” and, together with Bain, Carlyle and Centerbridge, collectively, the “Preference Shareholders”). Pursuant to the terms of the Transaction Agreement, the Preference Shareholders will exchange their existing Series B preference shares of Sirius International Insurance Group Ltd. (“Sirius”) for new Series B preference shares, par value $0.10, of the Company (the “SiriusPoint Preference Shares”) upon consummation of the previously announced proposed merger (“Closing”), pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 6, 2020, of Yoga Merger Sub Limited (“Merger Sub”), a Bermuda exempted company limited by shares and wholly owned subsidiary of the Company, with and into Sirius (the “Merger”), with Sirius continuing as the surviving company in the Merger, as a wholly owned subsidiary of the Company.
The Company has agreed to use commercially reasonable efforts to have the SiriusPoint Preference Shares listed on the New York Stock Exchange within 120 days from Closing. In exchange for the SiriusPoint Preference Shares, the Preference Shareholders have also agreed to toll certain potential claims they may have against Sirius from the date of the Transaction Agreement until Closing or the earlier termination of the Transaction Agreement, and upon Closing have agreed to release such potential claims. The Transaction Agreement also provides the Preference Shareholders with registration rights for their SiriusPoint Preference Shares. The Transaction Agreement will automatically terminate if (i) the Merger Agreement is terminated in accordance with its terms without the Merger being consummated or (ii) the Merger is not consummated by the outside date, as extended in the Merger Agreement. The Preference Shareholders will have the option to terminate the Transaction Agreement if the Merger is not consummated by August 6, 2021. The Transaction Agreement also contains customary representations, warranties and covenants.
The SiriusPoint Preference Shares to be issued to the Preference Shareholders will have an aggregate liquidation preference of approximately $260 million (the “Total Amount”), less any cash payment that the Company determines in its sole discretion to make to the Preference Shareholders at Closing, which amount cannot exceed $60 million, unless it represents full repayment of the Total Amount. Dividends on the SiriusPoint Preference Shares will be cumulative and payable quarterly in arrears at an initial rate of 8.00%. To the extent the SiriusPoint Preference Shares are not listed on the NYSE within 120 days of Closing, the dividend rate will increase by 1.00%, unless the NYSE does not permit the SiriusPoint Preference Shares to be listed. The dividend rate will reset on each five-year anniversary of issuance at a rate equal to the 5-year U.S. treasury rate at such time plus a spread, which spread will be equal to the difference between 8.00% and the 5-year U.S. treasury rate at Closing. The SiriusPoint Preference Shares are perpetual. The SiriusPoint Preference Shares will provide for redemption rights by the Company (i) in whole, or in part, on each five-year anniversary at 100%, (ii) in whole, but not in part, (a) upon certain rating agency events, at 102%, (b) upon certain capital disqualification events, at 100%, and (c) upon certain tax events, at 100%. The Preference Shareholders will have no voting rights under the SiriusPoint Preference Shares unless dividends have not been paid for six dividend periods, whether or not consecutive, in which case the holders of the SiriusPoint Preference Shares will have the right to elect two directors.
The foregoing description of the Transaction Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Transaction Agreement, a copy of which is attached hereto as Exhibit 10.1, and is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.
The information contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 3.02.

Item 8.01	Other Events.
On September 11, 2020, the Company issued a press release with respect to the Transaction Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1
Transaction Agreement, dated September 4, 2020, by and among Third Point Reinsurance Ltd., Bain Capital Special Situations Asia, L.P., CCOF Master, L.P., Centerbridge Credit Partners Master, LP, and Centerbridge Special Credit Partners III, LP, and GPC Partners Investments (Canis) LP.

99.1	Press release, dated as of September 11, 2020.
101	Pursuant to Rule 406 of Regulation S-T, the cover page information in formatted in Inline XBRL
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101)

Where to Find Additional Information
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the Merger. In connection with the Merger, Third Point Reinsurance Ltd. and Sirius International Insurance Group Ltd. intend to file a joint proxy statement/prospectus with the SEC. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement/prospectus (when available) and other documents filed by Third Point Reinsurance Ltd. and Sirius International Insurance Group Ltd. with the SEC at http://www.sec.gov. Free copies of the joint proxy statement/prospectus, once available, and each company’s other filings with the SEC may also be obtained from the respective companies. Free copies of documents filed with the SEC by Third Point Reinsurance Ltd. will be made available free of charge on Third Point Reinsurance Ltd.’s investor relations website at https://www.thirdpointre.com/investors/financial-information/sec-filings/default.aspx. Free copies of documents filed with the SEC by Sirius International Insurance Group Ltd. will be made available free of charge on Sirius International Insurance Group Ltd.’s investor relations website at https://ir.siriusgroup.com/.
Participants in the Solicitation
Third Point Reinsurance Ltd. and its directors and executive officers, and Sirius International Insurance Group Ltd. and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from their respective shareholders in respect of the Merger. Information about the directors and executive officers of Third Point Reinsurance Ltd. is set forth in its Annual Proxy Statement, which was filed with the SEC on April 27, 2020. Information about the directors and executive officers of Sirius International Insurance Group Ltd. is set forth in it Annual Report on For 10-K, which was filed with the SEC on April 21, 2020. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement/prospectus regarding the Merger when it becomes available.
Forward-Looking Statements
Information set forth in this communication, including financial estimates and statements as to the expected timing, completion and effects of the Merger, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These estimates and statements are subject to risks and uncertainties, and actual results might differ materially. Such estimates and statements include, but are not limited to, statements about the benefits of the Merger, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the management of Third Point Reinsurance Ltd. and Sirius International Insurance Group Ltd. and are subject to significant risks and uncertainties outside of our control. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements are the following: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (2) the risk that Sirius International Insurance Group Ltd. shareholders may not adopt the Merger Agreement or that Third Point Reinsurance Ltd. shareholders may not approve the stock issuance, (3) the risk that the necessary regulatory approvals may not be obtained or may be obtained subject to conditions that are not anticipated, (4) risks that any of the closing conditions to the Merger may not be satisfied in a timely manner and (5) the risk that the Surviving Company may not achieve the expected benefits of the transaction. Discussions of additional risks and uncertainties are contained in Third Point Reinsurance Ltd.’s and Sirius International Insurance Group Ltd.’s filings with the Securities and Exchange Commission (the “SEC”). Neither Third Point Reinsurance Ltd. nor Sirius International Insurance Group Ltd. is under any obligation, and each expressly disclaims any obligation, to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise. Persons reading this announcement are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 11, 2020	/s/ Christopher S. Coleman
	Name:	Christopher S. Coleman
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Transaction Agreement, dated September 4, 2020, by and among Third Point Reinsurance Ltd., Bain Capital Special Situations Asia, L.P., CCOF Master, L.P., Centerbridge Credit Partners Master, LP, and Centerbridge Special Credit Partners III, LP, and GPC Partners Investments (Canis) LP.

99.1	Press release, dated as of September 11, 2020.
101	Pursuant to Rule 406 of Regulation S-T, the cover page information in formatted in Inline XBRL
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101)